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                                                                     EXHIBIT 5.1



                                KING & SPALDING



                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                            TELEPHONE: 404/873-4600
                            FACSIMILE: 404/872-5100



DIRECT DIAL:                                                         DIRECT FAX:



                                          June 6, 1997


The Seibels Bruce Group, Inc.
1501 Lady Street
Columbia, South Carolina 29201

    Re: The Seibels Bruce Group, Inc.--Registration Statement on Form S-2 Relating to 3,281,052 Shares of Common Stock

Ladies and Gentlemen:


    We have acted as counsel for The Seibels Bruce Group, Inc., a South Carolina corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 3,281,052 shares of Common Stock of the Company, par value $1.00 per share ("Common Stock"), to be sold by the Company and certain shareholders of the Company (the "Selling Shareholders") to the underwriters named in the Registration Statement pursuant to an Underwriting Agreement, the form of which has been filed as an Exhibit to the Registration Statement (the "Underwriting Agreement"). Such 3,281,052 shares of Common Stock include (i) 1,000,000 shares to be sold by the Company and (ii) 1,853,089 outstanding shares of Common Stock to be sold by the Selling Shareholders. In addition, such shares include 427,963 shares that may be purchased by the underwriters upon the exercise of an over-allotment option granted to the underwriters by the Company.


    As such counsel, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

    The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of South Carolina, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. With respect to all matters in this opinion that are governed by the laws of the State of South Carolina, we have, with your approval, relied solely on the opinion of Sinkler & Boyd, P.A., a copy of which has been delivered to you today, and the opinions expressed herein with respect to the laws of the State of South Carolina are subject to the same qualifications, assumptions and limitations as are set forth therein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

    Based upon the foregoing, we are of the opinion that:

        (i) The Company is a corporation incorporated and validly existing in good standing under the laws of the State of South Carolina;
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        (ii) The shares of Common Stock to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued in accordance with the terms set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and


        (iii) The outstanding shares of Common Stock to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and nonassessable.


    This opinion is furnished by us for your benefit solely in connection with the transactions described herein, and it is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, and no person or entity other than you shall be entitled to rely upon this opinion for any purpose without our express written consent. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                          Very truly yours,

                                          /s/ KING & SPALDING
                                          KING & SPALDING